KeyOn Finalizes Consummates Conversion of $15 Million of Debt Into Preferred Stock and Warrants

-- Dr. Patrick Soon-Shiong becomes KeyOn’s largest and controlling shareholder as the Company extends broadband footprint and expands services to facilitate healthcare delivery using advanced technologies in rural communities --

LAS VEGAS, NV (March 17, 2011) -- KeyOn Communications Holdings, Inc. (OTCBB: KEYO), one of the largest providers of wireless broadband, satellite video and voice over Internet protocol (VoIP) services in the United States in terms of subscribers, announced that the Company’s $15 million secured convertible note has been converted into shares of the Company’s preferred stock and warrants. The conversion was ratified by a majority of the Company’s shareholders at a special meeting held on March 11, 2011. The preferred stock and warrants are held by The California Capital Limited Partnership, an entity controlled by Dr. Patrick Soon-Shiong. As a part of the conversion, The California Capital Limited Partnership will designate a majority of the Company’s board of directors.

Jonathan Snyder, KeyOn’s Chief Executive Officer, commented, “We are extremely proud to have Dr. Soon-Shiong as our largest shareholder. His investment in KeyOn will accelerate our development and deployment of customized solutions for the health care industry in the rural markets we serve today and those we are considering in the future. As an example, our $10.2 million stimulus award to deploy advanced 4G wireless broadband services throughout rural Nevada, allows us to collaborate and partner with the entities and programs that focus on critical community facilities, such as rural hospitals and clinics, in our proposed coverage.”

Snyder continued, “Our business continues to grow. We closed two acquisitions in February, bringing our total to nine acquired wireless broadband businesses since we launched our Rural UniFi initiative in September 2009. These acquisitions have contributed to our top-line revenue growth and, as important, expanded our network coverage in areas which complement our existing footprint. Our network coverage has grown approximately 20% over the past year, providing us with more potential customers to serve with an array of services. In 2011, KeyOn is focused on leveraging our network to drive organic subscriber growth and increasing our average revenue per subscriber with additional services as well as selectively approaching certain market verticals, beginning with health care.”

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is one of the largest providers of wireless broadband, satellite and voice over Internet protocol (VoIP) services in the United States, primarily targeting underserved markets with populations generally less than 50,000. KeyOn offers broadband services with VoIP and satellite video services to both residential and business subscribers across 11 Western and Midwestern states. Through a combination of organic growth and acquisitions, KeyOn has expanded its network footprint to reach approximately 62,000 square miles and cover over 2,700,000 people, as well as small-to-medium businesses. With its successful track record of acquiring companies through its Rural UniFi initiative and growth of its overall subscriber base, KeyOn is one of the leading wireless broadband companies in the United States in terms of subscribers. Management intends to drive subscriber growth through additional acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services including broadband, video, VoIP and related valuable services such as the Bullseye Club. The company also intends to opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint. More information on KeyOn can be found at http://www.keyon.com. Companies interested in participating in Rural UniFi can visit www.keyon.com/ruralunifi.html.

Safe Harbor Statement

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from such statements, including, without limitation, its ability to successfully complete accretive acquisitions and grow its business organically, the company’s reliance on multi-user unlicensed spectrum to service subscribers, competition from larger and better financed providers, the company’s reliance on third party sales representatives and new and more burdensome telecommunications’ regulations. For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-K/A filed on December 1, 2010. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to update or supplement such forward-looking statements.

Company Contact:

KeyOn Communications Holdings, Inc

Jonathan Snyder, 402-998-4000

jon.snyder@keyon.com

www.keyon.com